UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2026

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Succession of Chief Financial Officer

On May 21, 2026, Cohen & Steers, Inc. (the “Company”) announced the appointment of Amit Muni as Executive Vice President and Chief Financial Officer of the Company, effective June 8, 2026. Mr. Muni succeeds Michael Donohue, who served as the Company’s Interim Chief Financial Officer since October 17, 2025.

Amit Muni, age 57, previously served as Executive Vice President and Chief Financial Officer of CI Financial Corp. (“CI”) from 2021 until May 2026, as well as its subsidiary Corient Private Wealth. CI is a global asset and wealth management company formerly listed on the Toronto Stock Exchange until 2025. Prior to that, Mr. Muni served as Executive Vice President and Chief Financial Officer of WisdomTree, Inc., a publicly traded exchange-traded fund sponsor and asset manager, from 2008 until 2021. Mr. Muni’s prior experience also includes senior finance and accounting roles at the International Securities Exchange, Instinet Group, PricewaterhouseCoopers and the National Securities Clearing Corporation. Mr. Muni previously served on the boards of directors of WisdomTree Ireland, England and Jersey funds, was an observer on the boards of directors of Securency Inc. and Thesys Technologies and was a former member of the Nasdaq Quality of Markets Committee. Mr. Muni has a BBA degree from Pace University.

Mr. Muni has not entered into any transactions required to be disclosed under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Muni and any other person pursuant to which Mr. Muni was appointed as Executive Vice President and Chief Financial Officer. There are no family relationships between any of the Company’s directors or executive officers and Mr. Muni required to be disclosed under Item 401(d) of Regulation S-K.

Letter Agreement with Amit Muni

In connection with Mr. Muni’s appointment as Executive Vice President and Chief Financial Officer, the Company entered into a letter agreement (the “Agreement”) providing for, among other things, certain compensatory employment terms with the Company.

Under the Agreement, Mr. Muni is entitled to receive an annual base salary of $450,000 and a minimum annual bonus of $2,050,000 in respect of each of calendar years 2026 and 2027, payable in or about January 2027 and January 2028, respectively (each a “guaranteed bonus”), subject to forfeiture in the event he leaves the Company voluntarily (or gives notice thereof) or is terminated for “cause” (as defined in the Agreement) prior to payment of such bonuses. In the event of termination without cause or upon his death or permanent disability prior to payment of any guaranteed bonus, Mr. Muni will be entitled to amounts equivalent to such unpaid bonus in the form of a combination of cash and a restricted stock unit (“RSU”) award in the event of a termination without cause, or cash and a deferred cash award in the event of his death or permanent disability. Beginning in respect of the 2028 calendar year, Mr. Muni will be eligible for discretionary annual incentive performance bonuses and entitled to a pro-rata annual bonus for any year in which death or permanent disability occurs (in lieu of a discretionary annual performance bonus).

If Mr. Muni’s employment ceases by reason of his resignation without “good reason” (as defined in the Agreement) or his termination by the Company with cause prior to the one-year anniversary of his date of first employment with the Company, Mr. Muni is required to reimburse the Company for a pro rata portion of the 2026 guaranteed bonus actually paid to Mr. Muni for each whole or partial calendar month during the initial year of his employment in which he is no longer employed by the Company.

As an executive officer, all compensation payable to Mr. Muni will be subject to the approval of the compensation committee of the Company’s board of directors as well as Company policies as may be in effect from time to time with respect to the payment of bonuses, including mandatory deferrals applicable to executive officers pursuant to which a portion of annual compensation is granted in the form of deferred RSU awards under the Company’s Amended and Restated Stock Incentive Plan (the “Plan”).

In the event of the forfeiture of certain deferred and unvested equity compensation from his former employer, as compensation for such forfeiture Mr. Muni will receive on his start date a number of RSUs under the Plan equal to the quotient of $860,000 divided by the arithmetic mean of the high and low prices of shares of the Company’s common stock on such date, which RSUs will vest in equal amounts on the first, second, third and fourth anniversary of the grant date, subject to continued employment on each such vesting date.

Except as provided herein, the terms of the RSU awards to Mr. Muni are the same as those previously disclosed by the Company and applicable to Company executive officers generally, including customary restrictive covenants relating to non-interference, non-solicitation and non-disparagement. Mr. Muni is eligible to participate in the Company’s employee benefit plans and is entitled to perquisites on the same basis as other Company executives.

Item 7.01.	Regulation FD Disclosure

On May 21, 2026, the Company issued a press release announcing Mr. Muni’s appointment as Executive Vice President and Chief Financial Officer as successor to Mr. Donohue. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: May 21, 2026	By:	/s/ Brian Heller
	Name:	Brian Heller
	Title:	Senior Vice President and Deputy General Counsel